EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
10/29/20091	Purchase	$15.2461	7800
10/30/20092	Purchase	14.987	8301
11/2/20093	Purchase	14.1972	22482
11/3/20094	Purchase	14.1178	15950
11/4/20095	Purchase	14.0302	11950
11/5/20096	Purchase	14.4918	6250
11/6/20097	Purchase	14.4614	9247
11/9/20098	Purchase	14.552	6221
11/10/20099	Purchase	14.4453	7357
11/11/200910	Purchase	14.4415	9345
11/12/200911	Purchase	14.2998	6500
11/13/200912	Purchase	14.1346	11600
11/16/200913	Purchase	14.9074	8116
11/17/200914	Purchase	15.1533	10232
11/18/200915	Purchase	14.5007	43325

1 This transaction was executed in multiple trades at prices ranging from $15.15 - 15.25

2 This transaction was executed in multiple trades at prices ranging from $14.95 - 15.14

3 This transaction was executed in multiple trades at prices ranging from $13.97 - 14.54

4 This transaction was executed in multiple trades at prices ranging from $14.05 - 14.24

5 This transaction was executed in multiple trades at prices ranging from $13.75 - 14.15

6 This transaction was executed in multiple trades at prices ranging from $14.37 - 14.56

7 This transaction was executed in multiple trades at prices ranging from $14.20 - 14.54

8 This transaction was executed in multiple trades at prices ranging from $14.39 - 14.60

9 This transaction was executed in multiple trades at prices ranging from $14.29 - 14.64

10 This transaction was executed in multiple trades at prices ranging from $14.37 - 14.55

11 This transaction was executed in multiple trades at prices ranging from $14.17 - 14.50

12 This transaction was executed in multiple trades at prices ranging from $13.94 - 14.20

13 This transaction was executed in multiple trades at prices ranging from $14.73 - 15.03

14 This transaction was executed in multiple trades at prices ranging from $14.78 - 15.29

15 This transaction was executed in multiple trades at prices ranging from $14.35 - 14.55

Date	Type	Price	Shares
11/19/200916	Purchase	$14.1705	33773
11/20/200917	Purchase	14.3192	8593
11/23/200918	Purchase	14.6034	11300
11/24/200919	Purchase	14.4886	8015
11/25/200920	Purchase	14.4133	19330
11/27/200921	Purchase	14.50	9321
11/30/200922	Purchase	14.246	8676
12/1/200923	Purchase	14.552	12000
12/2/200924	Purchase	14.5155	15300
12/3/200925	Purchase	14.431	14657
12/4/200926	Purchase	14.6667	6000
12/7/200927	Purchase	14.9687	4583
12/8/200928	Purchase	15.236	4182
12/9/200929	Purchase	15.1741	9420
12/10/200930	Purchase	15.0734	10043
12/11/200931	Purchase	15.3143	3700
12/14/200932	Purchase	15.6822	10703
12/15/200933	Purchase	15.861	9775
12/16/2009	Purchase	15.90	2500
12/17/200934	Purchase	16.2564	3900
12/18/200935	Purchase	16.3775	16776

16 This transaction was executed in multiple trades at prices ranging from $14.11 - 14.22

17 This transaction was executed in multiple trades at prices ranging from $14.14 - 14.45

18 This transaction was executed in multiple trades at prices ranging from $14.53 - 14.69

19 This transaction was executed in multiple trades at prices ranging from $14.25 - 14.50

20 This transaction was executed in multiple trades at prices ranging from $14.25 - 14.50

21 This transaction was executed in multiple trades at prices ranging from $14.20 - 14.30

22 This transaction was executed in multiple trades at prices ranging from $14.00 - 14.30

23 This transaction was executed in multiple trades at prices ranging from $14.47 - 14.60

24 This transaction was executed in multiple trades at prices ranging from $14.47 - 14.55

25 This transaction was executed in multiple trades at prices ranging from $14.35 - 14.50

26 This transaction was executed in multiple trades at prices ranging from $14.60 - 14.75

27 This transaction was executed in multiple trades at prices ranging from $14.94 - 15.01

28 This transaction was executed in multiple trades at prices ranging from $14.82 - 15.25

29 This transaction was executed in multiple trades at prices ranging from $15.13 - 15.23

30 This transaction was executed in multiple trades at prices ranging from $14.88 - 15.25

31 This transaction was executed in multiple trades at prices ranging from $15.15 - 15.50

32 This transaction was executed in multiple trades at prices ranging from $15.60 - 15.75

33 This transaction was executed in multiple trades at prices ranging from $15.80 - 15.94

34 This transaction was executed in multiple trades at prices ranging from $16.09 - 16.35

35 This transaction was executed in multiple trades at prices ranging from $16.30 - 16.43